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                                    EXHIBIT B

                             JOINT FILING AGREEMENT


          The undersigned acknowledge and agree that the foregoing statement on
Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that he or it knows or has reason to believe that such information is accurate.


Dated this 9th day of July, 1999.

                                          The TCW Group, Inc.
                                          By: /s/ Susan Marsch
                                              ---------------------------------
                                             Susan Marsch
                                             Authorized Signatory




                                          Robert Day
                                          By: /s/ Susan Marsch
                                              ---------------------------------
                                              Susan Marsch
                                              Under  Power of  Attorney  dated
                                              March 31, 1999,  on File with
                                              Schedule  13G  for Hibbett
                                              Sporting Goods, Inc. dated
                                              April 8, 1999.